UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2006

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                        Entry into a Material Definitive Agreement

On March 2, 2006, Jay Sugarman, Chief Executive Officer and Catherine D. Rice, Chief Financial Officer, of iStar Financial Inc. (the “Company”) were granted restricted stock unit awards (the “Awards”) of 41,073 and 34,228 Units, respectively.  The Units represent the right to receive an equivalent number of shares of the Company’s common stock if and when the Units have vested. The Units vest on an incremental basis on January 3, 2007, January 3, 2008 and January 3, 2009, and the vesting is based on continued employment. Units that are not vested may not be sold, transferred or pledged except by will, the laws of descent or to or for the benefit of the Unitholder’s family. If the Unitholder voluntarily terminates his or her employment with the Company, or the Company terminates the Unitholder’s employment for cause (as defined in the Award), any unvested portion of the Units will be forfeited automatically as of the date of termination of employment.  The Unitholder will be paid common stock dividend equivalents on vested and unvested Units.

Attached as an exhibit to this Report is the Form of Restricted Stock Award that the Company intends to use for all grants of restricted stock, pursuant to the iStar Financial Inc. 1996 Long-Term Incentive Plan, as amended and restated.

ITEM 9.01                                        Financial Statements and Exhibits.

Exhibit 10.1                                    Form of Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: March 3, 2006	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: March 3, 2006	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Restricted Stock Unit Award Agreement.